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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
EVANS & SUTHERLAND COMPUTER CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

        April 26, 2005

Dear Evans & Sutherland Shareholder:

        You are cordially invited to attend Evans & Sutherland's 2005 annual meeting of shareholders to be held on Thursday, May 26, 2005, at 11:00 a.m., local time, at our principal executive offices located at 600 Komas Drive, Salt Lake City, Utah 84108.

        An outline of the business to be conducted at the meeting is given in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. In addition to the matters to be voted on, there will be a report on our progress and an opportunity for shareholders to ask questions.

        I hope you will be able to join us. To ensure your representation at the meeting, I encourage you to complete, sign, and return the enclosed proxy card as soon as possible. Your vote is very important. Whether you own a few or many shares of stock, it is important that your shares be represented.

Sincerely,

James R. Oyler President and Chief Executive Officer

TABLE OF CONTENTS

Notice of Annual Meeting of Shareholders
Proxies and Voting at the Meeting
Proposal One—Election of Directors
Directors
Board Meetings and Committees
Compensation of Directors
Certain Relationships and Related Party Transactions
Proposal Two—Ratification of Appointment of Independent Registered Public Accounting Firm
Security Ownership of Certain Beneficial Owners and Management
Executive Compensation
Summary Compensation Table
Option Grants in Last Fiscal Year
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
Pension Plan and SERP
Employment Contracts, Termination of Employment and Change-in-Control Arrangements
Compensation and Stock Options Committee Interlocks and Insider Participation
Report of the Compensation and Stock Options Committee on Executive Compensation
General Compensation Policy and Philosophy
CEO Compensation
Compliance with Internal Revenue Code Section 162(m)
Report of the Audit Committee
Pre Approval Policies and Procedures
Audit Fees
Audit Related Fees
Tax Fees
All Other Fees
Comparative Stock Performance Chart
Section 16(a) Beneficial Ownership Reporting Compliance
Shareholder Proposals
Communicating with the Board of Directors
Other Matters
Additional Information

EVANS & SUTHERLAND
COMPUTER CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 26, 2005

TO THE SHAREHOLDERS:

        The annual meeting of shareholders of Evans & Sutherland Computer Corporation will be held on Thursday, May 26, 2005, at 11:00 a.m., local time, at 600 Komas Drive, Salt Lake City, Utah 84108. At the meeting, you will be asked:

  1.
  To elect two directors to the Evans and Sutherland Computer Corporation Board of Directors to serve for terms more fully described in the accompanying proxy statement;

  2.
  To ratify the appointment of KPMG LLP as Evans & Sutherland Computer Corporation's independent registered public accounting firm for the fiscal year ending December 31, 2005; and

  3.
  To transact such other business as may properly be presented at the annual meeting.

        The foregoing items of business are more fully described in the proxy statement accompanying this notice.

        If you were a shareholder of record at the close of business on April 7, 2005, you may vote at the annual meeting and any adjournment(s) thereof.

        We invite all shareholders to attend the meeting in person. If you attend the meeting, you may vote in person even if you previously signed and returned a proxy.

FOR THE BOARD OF DIRECTORS

Kevin A. Paprzycki Chief Financial Officer and Corporate Secretary

Salt Lake City, Utah
April 26, 2005

YOUR VOTE IS IMPORTANT. TO ASSURE REPRESENTATION OF YOUR SHARES, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE.

EVANS & SUTHERLAND
COMPUTER CORPORATION
600 Komas Drive
Salt Lake City, Utah 84108

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS

GENERAL

        Evans & Sutherland Computer Corporation, a Utah corporation, is soliciting this proxy on behalf of its Board of Directors to be voted at the 2005 annual meeting of shareholders to be held on Thursday, May 26, 2005, at 11:00 a.m., local time, or at any adjournment or postponement thereof. The annual meeting of shareholders will be held at Evans & Sutherland's principal executive offices located at 600 Komas Drive, Salt Lake City, Utah 84108.

METHOD OF PROXY SOLICITATION

        These proxy solicitation materials were mailed on or about April 26, 2005, to all shareholders entitled to vote at the meeting. Evans & Sutherland will pay the cost of soliciting these proxies. These costs include the expenses of preparing and mailing proxy materials for the annual meeting and reimbursement paid to brokerage firms and others for their expenses incurred in forwarding the proxy material. In addition to solicitation by mail, Evans & Sutherland's directors, officers and employees may solicit proxies for the meeting by telephone, facsimile or otherwise. Directors, officers, or employees of Evans & Sutherland will not be additionally compensated for this solicitation but may be reimbursed for out-of-pocket expenses they incur.

VOTING OF PROXIES

        Your shares will be voted as you direct on your signed proxy card. If you do not specify on your proxy card how you want to vote your shares, we will vote signed returned proxies:

  •
  FOR the election of the Board of Directors' nominees for directors; and

  •
  FOR ratification of the appointment of KPMG LLP as Evans & Sutherland's independent registered public accounting firm for the fiscal year ending December 31, 2005.

        We do not know of any other business that may be presented at the annual meeting. If a proposal other than those listed in the notice is presented at the annual meeting, your signed proxy card gives authority to the persons named in the proxy to vote your shares on such matters in their discretion.

REQUIRED VOTE

        Record holders of shares of Evans & Sutherland's common stock, par value $.20 per share, at the close of business on April 7, 2005, may vote at the meeting. Each shareholder has one vote for each share of common stock the shareholder owns. At the close of business on April 7, 2005, there were 10,517,686 shares of common stock outstanding.

        The affirmative vote of a majority of a quorum of shareholders is required for approval of all items being submitted to the shareholders for their consideration, except for the election of directors, which is determined by a simple plurality of the votes cast. Evans & Sutherland's Bylaws provide that a majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum for transaction of business. An automated system administered by Evans & Sutherland's transfer agent tabulates the votes. Abstentions and broker non-votes are counted as present for purposes of establishing a quorum. Each is tabulated separately. Abstentions are counted as voted and broker non-votes are counted as unvoted for determining the approval of any matter submitted to the shareholders for a vote. A broker non-vote occurs when a broker votes on some matters on the proxy card but not on others because he does not have the authority to do so.

REVOCABILITY OF PROXIES

        You may revoke your proxy by giving written notice to the Corporate Secretary of Evans & Sutherland, by delivering a later proxy to the Corporate Secretary, either of which must be received prior to the annual meeting, or by attending the meeting and voting in person.

PROPOSAL ONE
ELECTION OF DIRECTORS

        The authorized number of directors is currently fixed at seven, as established by the Board of Directors (the "Board" or "Board of Directors") pursuant to Evans & Sutherland's Bylaws. The Board is divided into three classes, currently consisting of one to three directors each, whose terms expire at successive annual meetings. At the 2005 annual meeting, the shareholders of Evans & Sutherland will elect two directors to the Board of Directors. Upon the election of these two directors, there will remain two vacancies on the Board of Directors. The proxies solicited hereunder cannot be voted for a greater number of persons than the number of nominees named in this proxy statement. Each of the directors elected at the 2005 annual meeting of shareholders will be elected to serve for a three-year term expiring at Evans & Sutherland's annual meeting in 2008.

        Each of the nominees elected as a director will continue in office until his respective successor is duly elected and qualified. The Board of Directors has nominated Mr. Wolf-Dieter Hass and Dr. William Schneider for election as directors at the 2005 annual meeting, each of whom is currently a member of the Board. Mr. Hass and Dr. Schneider are designated to fill positions having a term expiring in 2008. Unless you specify otherwise, your returned signed proxy will be voted in favor of each of the nominees. In the event a nominee is unable to serve, your proxy may vote for another person nominated by the Board of Directors to fill that vacancy. The Board of Directors has no reason to believe that its nominees will be unavailable or unable to serve as a director.

VOTE REQUIRED

        A plurality of the votes cast at the meeting is required to elect a director.

  THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE NOMINEES LISTED ABOVE.

Directors

        The Board of Directors has determined that all outside directors, Mr. Hass, Dr. Schneider, Mr. Coghlan, and General McCarthy, are independent as defined under Rule 4200(a)(15) of The NASDAQ Stock Market, Inc. Corporate Governance Rules. There are no family relationships among any of Evans & Sutherland's directors or executive officers. Set forth below is the principal occupation of, and certain other information regarding, the nominees and those directors whose terms of office will continue after the annual meeting.

Director Nominees—Terms Ending 2008

        Wolf-Dieter Hass has been a Director of Evans & Sutherland since May 2001. Mr. Hass is currently Managing Director of Lufthansa Flight Training Berlin GmbH, a position he has held since 1990. He retired in 2004 as Vice-President and Corporate Secretary for Lufthansa Flight Training GmbH, positions he had held since 1990 and 1997, respectively. Mr. Hass studied Aeronautical Engineering at the Technical University of Berlin, earning the degree of Diplom-Ingenieur and joined Lufthansa German Airlines in 1965. Mr. Hass is the chairman elect of the Royal Aeronautical Society's Flight Simulation Group Committee. Age: 66

        Dr. William Schneider has been a director of Evans & Sutherland since May 2002. Dr. Schneider has served as the president of International Planning Services, Inc., a Washington-based international trade and finance firm, since 1986. In addition, Dr. Schneider is currently an adjunct fellow of the Hudson Institute. Dr. Schneider serves as an advisor to the U.S. government in several capacities; he is a consultant to the Departments of Defense, Energy, and State, and was appointed by Secretary of Defense Donald H. Rumsfeld in March 2001 to serve as chairman of the Defense Science Board. Dr. Schneider is also chairman of the Department of State's Defense Trade Advisory Group. Dr. Schneider serves as a member of the board of directors for four foreign public companies' U.S. subsidiaries: BAE Systems, Inc.; MBDA USA, Inc.; EADS North America, Inc.; and ABB Susa, Inc. He earned his Ph.D. degree from New York University in 1968. Age: 63

Directors Continuing in Office—Terms Ending 2007

        David J. Coghlan, Chairman of the Board, has been a director of Evans & Sutherland since May 2002. Mr. Coghlan currently serves as executive Deputy Chairman of the Board of Quadnetics Group plc, a publicly quoted company based in the United Kingdom, where he has served in various senior capacities since 1993. Mr. Coghlan also currently serves as a non-executive Chairman of the Board of Quadrant Group Limited, and as a non-executive member of the Board of TrafficLand, Inc. Previously, Mr. Coghlan served as a Partner at Bain & Company. Mr. Coghlan earned his MBA from the Wharton School, University of Pennsylvania, and has degrees in law and financial management from the University of New South Wales, Australia. Age: 50

        James R. Oyler was appointed President and Chief Executive Officer of Evans & Sutherland and a member of the Board of Directors in November 1994. Before joining Evans & Sutherland, Mr. Oyler served as a Senior Vice President for Harris Corporation. He has ten years of service with E&S. Age: 59

Directors Continuing in Office—Terms Ending 2006

        General James P. McCarthy, USAF (ret.) has been a director of Evans & Sutherland since May 2004. General McCarthy has been teaching at the U.S. Air Force Academy since retirement in 1992 and currently is the ARDI Professor of National Security and the Director of the Institute for Information Technology Applications. General McCarthy chairs the Task Force on Operation Enduring Freedom Lessons Learned in Afghanistan and Iraq and is a member of the Defense Science Board. General McCarthy has served on the Defense Policy Board advising the Secretary of Defense, among others. General McCarthy serves as a member of the board of directors of three other companies: EADS North America, Inc.; ISX Corporation; and NAVSYS Corporation. Age: 70

Recent Changes to the Board of Directors

        At the 2004 annual meeting of shareholders held on May 18, 2004, Mr. Gerald S. Casilli, a Director whose term was to expire at the 2005 annual meeting of shareholders and who reached age 65 retired from the Board of Directors effective May 18, 2004. The vacancy created by the retirement of Mr. Casilli will be filled by the affirmative vote of a majority of the remaining directors, as provided in

Evans & Sutherland's Bylaws. The Board of Directors intends to fill this vacancy when an acceptable candidate is identified by the Board of Directors' Nominating and Corporate Governance Committee.

        General James P. McCarthy was appointed to the Board of Directors effective May 24, 2005, by an affirmative vote of a majority of the Board of Directors, as provided in the Evans & Sutherland's Bylaws. General McCarthy was designated to fill a position with a term ending at the 2006 annual meeting of shareholders and appointed to the Nominating and Corporate Governance Committee, the Compensation and Stock Options Committee, and the Audit Committee.

Board Meetings and Committees

        It is the Board of Directors' policy to be in attendance at each annual meeting of shareholders. All directors attended the May 18, 2004, annual meeting of shareholders. In fiscal year 2004, the Board of Directors held five board meetings either in person or telephonically. Each member of the Board of Directors attended all of the meetings of the Board of Directors during the period he was a member of the Board of Directors during 2004, except Mr. Schneider who was unable to attend one of the meetings. The Board of Directors has established three committees: the Audit Committee, the Compensation and Stock Options Committee, and the Nominating and Corporate Governance Committee.

        The Audit Committee operates under the Audit Committee Charter and is a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act of 1934. The Audit Committee Charter can be found on Evans & Sutherland's website, www.es.com, in the Investor Relations, Corporate Governance section. The principal functions of the Audit Committee are to monitor the integrity of Evans & Sutherland's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance; monitor the independence and performance of Evans & Sutherland's independent auditors; provide an avenue of communication among the independent auditors, management and the Board of Directors; encourage adherence to, and continuous improvement of, Evans & Sutherland's policies, procedures and practices at all levels; review areas of potential significant financial risk to Evans & Sutherland; and monitor compliance with legal and regulatory requirements. The Audit Committee currently consists of Wolf-Dieter Hass, David J. Coghlan, William Schneider, and General James P. McCarthy, all of whom are outside directors. The Board of Directors has determined that all members of the Audit Committee are independent as defined by The NASDAQ Stock Market, Inc. Corporate Governance Rule 4200(a)(15). The Audit Committee held six meetings in 2004. Each member of the Audit Committee attended all of the Audit Committee meetings during the period he was a member during 2004.

        The Compensation and Stock Options Committee (the "Compensation Committee") operates under the Compensation and Stock Options Committee Charter. The Compensation and Stock Options Committee Charter can be found on Evans & Sutherland's website, www.es.com, in the Investor Relations, Corporate Governance section. The Compensation Committee reviews compensation and benefits for Evans & Sutherland's executives and administers the grant of stock options under Evans & Sutherland's existing plans. Pursuant to delegated authority from the Board of Directors, James R. Oyler, as Chief Executive Officer, approves all employee salaries except for those of Evans & Sutherland's executive officers. The Compensation Committee consists of David J. Coghlan, Wolf-Dieter Hass, William Schneider, and General James P. McCarthy. The Board of Directors has determined that all members of the Nominating Committee are independent as defined by The NASDAQ Stock Market, Inc. Corporate Governance Rule 4200(a)(15). The Compensation Committee held two meetings in 2004. Each member of the Compensation Committee attended all of the meetings of the Compensation Committee during the period he was a member during 2004.

        The Nominating and Corporate Governance Committee (the "Nominating Committee") operates under the Nominating and Corporate Governance Committee Charter. The Nominating and Corporate

Governance Committee Charter can be found on Evans & Sutherland's website, www.es.com, in the Investor Relations, Corporate Governance section. The Nominating Committee makes recommendations to the Board of Directors concerning candidates for election as directors, determines the composition of the Board of Directors and its committees, assesses the Board of Directors' effectiveness, and develops and implements Evans & Sutherland's corporate governance guidelines.

        The process followed by the Nominating Committee to identify and evaluate candidates may include requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating Committee and the Board, as deemed appropriate by the Nominating Committee. The Nominating Committee is authorized to retain advisors and consultants and to compensate them for their services in identifying and evaluating potential candidates. The Nominating Committee did not retain any such advisors or consultants during 2004.

        Shareholders may recommend director candidates for inclusion by the Board of Directors in the slate of nominees which the Board recommends to shareholders for election. The qualifications of recommended candidates will be reviewed by the Nominating Committee. If the Board determines to nominate a shareholder-recommended candidate and recommends his or her election as a director by the shareholders, his or her name will be included in the Evans & Sutherland's proxy card for the shareholder meeting at which his or her election is recommended.

        Although the Nominating Committee has not established any specific minimum qualifications for director nominees, the Nominating Committee will consider properly submitted shareholder recommendations for candidates who generally have the highest personal and professional integrity, who have demonstrated exceptional ability and judgment, and who would be most effective in conjunction with other Board Members. Recommendations from shareholders concerning nominees for election as a director should be sent to: Board of Directors, Nominating and Corporate Governance Committee, Evans & Sutherland Computer Corporation, 600 Komas Dr., Salt Lake City, Utah 84108. Recommendations must include the candidate's name, business address and a description of the candidate's background and qualifications for membership on the Board of Directors. The Nominating Committee will consider a recommendation only if appropriate biographical information and background material is provided on a timely basis.

        Assuming that appropriate biographical and background material is provided for candidates recommended by shareholders, the Nominating Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members or by other persons. In considering whether to recommend any candidate for inclusion in the Board's slate of recommended director nominees, including candidates recommended by shareholders, the Nominating Committee will apply the criteria established by the Nominating Committee, which may include considerations such as the candidate's integrity, business acumen, experience, diligence, conflicts of interest, and the ability to act in the interest of all shareholders. The Nominating Committee does not necessarily assign specific weights to particular criteria, and no particular criterion is necessarily applicable to all prospective nominees. Evans & Sutherland believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

        Shareholders also have the right to nominate director candidates themselves, without any prior review or recommendation by the Nominating Committee or the Board, by the procedures set forth herein under "Shareholder Proposals."

        The Nominating Committee consists of Wolf-Dieter Hass, David J. Coghlan, William Schneider and General James P. McCarthy. The Board of Directors has determined that all members of the Nominating Committee are independent as defined by The NASDAQ Stock Market, Inc. Corporate

Governance Rule 4200(a)(15). There were two meetings of the Nominating and Corporate Governance Committee held in 2004. Each member of the Nominating Committee attended all of the meetings of the Nominating Committee during the period he was a member in 2004.

Compensation of Directors

        Members of the Board of Directors employed by Evans & Sutherland do not receive any separate compensation for services performed as a director. Evans & Sutherland's non-employee Chairman of the Board receives a $10,250 retainer each quarter he or she is the Chairman plus $1,000 for each board meeting attended. Each of Evans & Sutherland's non-employee directors receives a $5,000 retainer each quarter he or she is a director plus $1,000 for each board meeting attended. There is no separate compensation for committee meeting attendance.

        Each non-employee director first appointed or elected to the Board after the date of adoption of the Evans & Sutherland Computer Corporation 2004 Stock Incentive Plan (the "2004 Plan") receives, as of the date of such appointment or election, an option to purchase up to 10,000 shares of Evans & Sutherland common stock. In addition, on the first day of each fiscal year thereafter, each non-employee director then serving as a Director receives an option to purchase up to 10,000 shares of Evans & Sutherland common stock; provided, however, that in no event shall any non-employee director be granted additional options if options previously granted to such non-employee director equals or exceeds 100,000 shares of Evans & Sutherland common stock. The exercise price for options granted to non employee directors is equal to 110% of the fair market value of Evans & Sutherland's common stock as of the date of grant. The options have a term of ten years and become exercisable in three annual installments on the first, second and third anniversaries of the date of the grant. However, each option expires upon the Board member's termination for cause or willful termination from the Board; expires 90 days after the Board member's termination from the Board by Evans & Sutherland if not for cause; and becomes fully vested and exercisable until the expiration date of such option as a result of retirement from the Board. Options granted pursuant to the 2004 Plan to non-employee directors are nonqualified stock options. Generally, option recipients will be subject to the restrictions of Section 16(b) of the Securities Exchange Act of 1934.

Certain Relationships and Related Party Transactions

        Mr. Coghlan is a director of Quest Flight Training Limited. ("Quest"), a joint venture between Evans & Sutherland and Quadrant Group Limited, of which Mr. Coghlan is also a director. Members of Mr. Coghlan's family own an indirect beneficial ownership in a majority of the outstanding shares of Quadrant Group Limited. Mr. Coghlan has disclaimed any beneficial ownership in said interest in Quadrant Group Limited.

        Evans & Sutherland and Quadrant Group Limited. each own a 50% interest in Quest. Evans & Sutherland and Quadrant Systems Ltd., wholly owned by Quadrant Group Limited, are under contract with Quest to provide certain services in order for Quest to meet its contract requirements to provide turnkey training to the United Kingdom Royal Air Force and other third party training. Evans & Sutherland and Quest entered into a twenty-five year contract requiring Evans & Sutherland to provide maintenance support to Quest for an annual base year value adjusted for inflation each year. The current yearly contract value is £68,000 (approximately $130,000 as of December 31, 2004). Payments are payable to Evans & Sutherland on a quarterly basis. In 2004, total payments made to Evans & Sutherland by Quest were approximately $131,000. In the current and future years, payments are estimated to be £68,000 (approximately $130,000 as of December 31, 2004) or slightly greater due to inflation adjustments. Quadrant Systems Ltd. and Quest entered into a twenty-five year contract requiring Quadrant Systems Ltd. to provide engineering support for an annual base year value adjusted for inflation each year. The current yearly contract value is £73,000 (approximately $140,000 as of December 31, 2004).

        Mr. Hass is currently Managing Director of Lufthansa Flight Training Berlin GmbH. Evans & Sutherland had sales to Lufthansa Flight Training Berlin GmbH during the years ended December 31, 2002, 2003, and 2004 of $2,197,000, $3,185,000, and $3,944,000, respectively.

PROPOSAL TWO
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

        KPMG LLP ("KPMG"), an independent registered public accounting firm, has been selected by the Audit Committee as the independent registered public accounting firm to audit the accounts and to report on the consolidated financial statements of Evans & Sutherland for the fiscal year ending December 31, 2005, and the Board of Directors recommends that the shareholders vote for ratification of such selection. Shareholder ratification of the selection of KPMG as Evans & Sutherland's independent auditors is not required by Evans & Sutherland's Bylaws or otherwise. However, the Board of Directors is submitting the selection of KPMG for shareholder ratification as a matter of good corporate practice. KPMG has audited Evans & Sutherland's consolidated financial statements since 1968. Notwithstanding the selection, the Audit Committee, in its discretion, may direct the appointment of a new independent auditor at any time during the year if the Audit Committee feels that such a change would be in the best interests of Evans & Sutherland and its shareholders.

        Neither KPMG, nor any of its partners has any financial interest, direct or indirect, in Evans & Sutherland, nor has KPMG, nor any of its partners, ever been connected with Evans & Sutherland as promoter, underwriter, voting trustee, director, officer, or employee. In the event the shareholders do not ratify such appointment, the Audit Committee may reconsider its selection. Representatives of KPMG are expected to attend the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

VOTE REQUIRED

        The affirmative vote of a majority of the common shares present at the 2005 annual meeting of shareholders, in person or by proxy, is required for the ratification of the appointment of KPMG.

  THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS EVANS & SUTHERLAND'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding beneficial ownership of Evans & Sutherland's common stock as of April 7, 2005, (i) by each person who is known by Evans & Sutherland to own beneficially more than five percent of Evans & Sutherland's common stock, (ii) by each of Evans & Sutherland's directors, (iii) by the Chief Executive Officer and each of Evans & Sutherland's named executive officers and (iv) by all directors and named executive officers as a group.

	Shares Beneficially Owned
	Number	Percent
PRINCIPAL SHAREHOLDERS
State of Wisconsin Investment Board(1) P.O. Box 7842, Madison, Wisconsin 53707	2,042,250	19.4%
Peter R. Kellog(2) 48 Wall Street, 30th Fl., New York, New York 10005	1,781,253	16.9%
Wells Fargo & Company(3) 420 Montgomery Street, San Francisco, California 94104	1,473,724	14.0%
Royce & Associates, LLC(4) 1414 Avenue of the Americas, New York, New York 10019	892,825	8.5%
Dimensional Fund Advisers Inc.(5) 1299 Ocean Avenue, 11th Fl., Santa Monica, California 90401	634,200	6.0%
DIRECTORS
David J. Coghlan(6)	20,001	*
Wolf-Dieter Hass(6)	30,001	*
James P. McCarthy(6)	500	*
James R. Oyler(6)	319,070	3.0%
William Schneider(6)	20,001	*
OTHER EXECUTIVE OFFICERS
Bob Morishita(6)	61,020	*
Kevin A. Paprzycki(6)	3,624	*
David B. Figgins(6)	130,912	*
Kirk Johnson(6)	37,033	*
All directors and named executive officers as a group—9 persons(6)	622,162	5.6%

*
Less than one percent

(1)
State of Wisconsin Investment Board has sole voting power and sole dispositive power as to 2,042,250 shares according to Schedule 13G/A filed with the Securities and Exchange Commission on February 8, 2005.

(2)
Peter R. Kellogg has sole voting power and sole dispositive power as to 1,420,553 shares and shared voting power and shared dispositive power as to 360,700 shares according to Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2005. Of the 1,420,553 shares over which Mr. Kellogg has sole voting and dispositive power, 1,285,825 shares and 135,368 shares issuable upon conversion of E&S 6% convertible bonds are held by I.A.T. Reinsurance Company Ltd. ("IAT"), and its subsidiaries. IAT is a Bermuda corporation of which Mr. Kellogg is the sole holder of voting stock and its director, president and chief executive officer. Of the 360,700 shares, with respect to which Mr. Kellogg shares voting and dispositive power, 359,700 shares are held by Mr. Kellogg's spouse, Cynthia Kellogg, and 1,000 shares are held by an IRA controlled by Mr. Kellogg and his wife. Mr. Kellogg has disclaimed beneficial ownership of the shares held by his wife and by IAT and its subsidiaries.

(3)
Wells Fargo & Company and its subsidiaries have sole voting power as to 1,473,724 shares and sole dispositive power as to 1,407,971 shares according to Schedule 13G filed with the Securities and Exchange Commission on February 22, 2005. Wells Fargo & Company is the parent holding company of Wells Fargo Capital Management Incorporated and Wells Fargo Funds Management, LLC, both registered investment advisors. Wells Fargo Capital Management has sole voting power as to 363,733 shares and sole dispositive power as to 1,407,971. Wells Fargo Funds Management, LLC has sole voting power as to 1,109,991 shares.

(4)
Royce & Associates, LLC has sole voting power and sole dispositive power as to 892,825 shares according to Schedule 13G/A filed with the Securities and Exchange Commission on February 1, 2005.

(5)
Dimensional Fund Advisors Inc. has sole voting power and sole dispositive power as to 634,200 shares according to Schedule 13G/A filed with the Securities and Exchange Commission on February 9, 2005. According to this filing, these shares are owned by certain investment companies, group trusts and accounts for which Dimensional Fund Advisors, an investment advisor, provides investment advice. Although Dimensional Fund Advisors possesses voting and/or investment power over these shares, it has disclaimed beneficial ownership of those shares.

(6)
The number of shares attributed to the directors, Chief Executive Officer and the named executives that are subject to outstanding options that are currently exercisable or will be exercisable on or before June 6, 2005 are as follows: Mr. Coghlan 20,001 shares, Mr. Hass 30,001 shares, Mr. Oyler 292,070 shares, Dr. Schneider 20,001 shares, Mr. Morishita 59,570 shares, Mr. Paprzycki 3,067 shares, Mr. Figgins 130,068 shares, and Mr. Johnson 37,033 shares. As a group the total is 591,811 shares.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth information for the fiscal years ended December 31, 2004, 2003, and 2002, regarding the compensation of (i) the Chief Executive Officer of Evans & Sutherland during the 2003 fiscal year and (ii) the executive officers of Evans & Sutherland who were serving as executive officers on December 31, 2004, (the "Named Executive officers"). No bonuses were earned by Named Executives in 2004, 2003 or 2002 because specified performance goals were not met.

Long-Term Compensation
	Annual Compensation						Awards		Payout
Name and Principal Position	Year	Salary(1)	Bonus		Other Annual Compensation		Restricted Stock Awards	Securities Underlying Options	LTIP Payout	All Other Compensation(2)
James R. Oyler President and Chief Executive Officer	2004 2003 2002	$391,100 406,142 391,000	$	— — —	$	— — —	— — —	15,000 15,000 15,100		$114,241 56,417 112,966
Kevin A. Paprzycki Chief Financial Officer and Corporate Secretary	2004 2003 2002	106,950 95,458 89,239		— — —		— — —	— — —	20,000 — 100		5,512 4,570 4,733
Bob Morishita Vice President, Human Resources	2004 2003 2002	140,400 145,800 140,400		— — —		— — —	— — —	10,000 10,000 10,100		22,808 22,872 21,412
David B. Figgins(3) Vice President, Sales	2004 2003 2002	170,000 248,437 234,000		— — —		— — —	— — —	— 7,500 7,600	— — —	114,678 41,250 63,891
Kirk Johnson(4) General Manager, Digital Theater	2004 2003 2002	150,485 140,635 129,500		— — —		— — —	— — —	7,500 7,500 7,600	— — —	65,218 8,038 7,672

(1)
Evans & Sutherland pays its payroll biweekly. In a normal year, this results in 26 payroll payments. However, in 2003, this resulted in 27 payroll payments. The salary information in 2003 reflects the 27th payroll payment. This additional payroll payment was not an increase in salaries.

(2)
All other compensation for fiscal year 2004 includes (i) premiums paid for executive life insurance policies (Mr. Oyler $39,282, Mr. Morishita $14,636, and Mr. Figgins $30,217); (ii) matching contributions to Evans & Sutherland's Executive Savings Plan (Mr. Oyler $11,733, Mr. Paprzycki $2,451, Mr. Morishita $4,212, and Mr. Johnson $4,515); (iii) discretionary contributions to Evans & Sutherland Executive Savings Plan (Mr. Oyler $57,075 and Mr. Figgins $27,589); (iv) matching contributions to Evans & Sutherland's 401(k) Deferred Savings Plan (Mr. Oyler $6,150, Mr. Paprzycki $3,061, Mr. Morishita $3,959, Mr. Figgins $5,707, and Mr. Johnson $4,244); and (v) sales commissions (Mr. Figgins $51,165 and Mr. Johnson $56,460).

All other compensation for fiscal year 2003 includes (i) premiums paid for executive life insurance policies (Mr. Oyler $38,235, Mr. Morishita $14,246, and Mr. Figgins $29,412); (ii) matching contributions to Evans & Sutherland's Executive Savings Plan (Mr. Oyler $12,182, Mr. Paprzycki $1,821, Mr. Morishita $4,374, Mr. Figgins $5,838, and Mr. Johnson $4,219); and (iii) matching contributions to Evans & Sutherland's 401(k) Deferred Savings Plan (Mr. Oyler $6,000, Mr. Paprzycki $2,749, Mr. Morishita $4,264, Mr. Figgins $6,000 and Mr. Johnson $3,819).

All other compensation for fiscal year 2002 includes (i) premiums paid for executive life insurance policies (Mr. Oyler $38,235, Mr. Morishita $14,246, and Mr. Figgins $29,412); (ii) matching contributions to Evans & Sutherland's Executive Savings Plan (Mr. Oyler $12,156, Mr. Paprzycki $1,940, Mr. Morishita $4,369, Mr. Figgins $1,390, and Mr. Johnson $3,951); (iii) discretionary contributions to Evans & Sutherland Executive Savings Plan (Mr. Oyler $57,075 and Mr. Figgins $27,589) which included amounts due when this plan was restructured and closed to further participants during the year.); and (iv) matching contributions to Evans & Sutherland's 401(k) Deferred Savings Plan (Mr. Oyler $5,500, Mr. Paprzycki $2,793, Mr. Morishita $4,257, Mr. Figgins $5,500, and Mr. Johnson $3,721).

(3)
David B. Figgins joined Evans & Sutherland as a Vice President in April of 1998, and is currently Vice President, Sales. Mr. Figgins served as an executive officer from 1998 to September 2003. Before joining Evans & Sutherland, Mr. Figgins served as Vice President of Business Development and Marketing for Raytheon Training, where he was employed from May 1986 to April 1998. Mr. Figgins has more than twenty-five years of experience in the simulation and training industry. Mr. Figgins is a graduate of Royal Air Force Halton and holds an M.S in Management from Purdue University. He has six years of service with E&S. Age: 56.

(4)
Kirk Johnson joined Evans and Sutherland in April 1990 and is currently General Manager, Digital Theater. Mr. Johnson has held several engineering positions throughout his service at E&S. Prior to his appointment as General Manager, Digital Theater in January 2002, he served as Deputy General Manager, Digital Theater. Mr. Johnson holds an MBA from the University of Utah. He has 15 years of service with E&S. Age 43.

Option Grants in Last Fiscal Year

        The following table sets forth information regarding stock options granted during the fiscal year 2004 to the Named Executive Officers. Evans & Sutherland has not issued any stock appreciation rights.

	Individual Grants(1)
	Number of Securities Underlying Options Granted	Percent of Total Options Granted to All Employees in Fiscal Year			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term(2)
			Exercise or Base Price ($/sh)
Named Executive				Expiration Date
					At 5%	At 10%
James R. Oyler	15,000	6.31%	$4.30	2/26/14	$40,654	$102,796
Kevin A. Paprzycki	20,000	8.42%	5.06	8/19/14	63,644	161,287
Bob Morishita	10,000	4.21%	4.30	2/26/14	27,042	68,531
Kirk Johnson	7,500	3.16%	4.30	2/26/14	20,282	51,398

(1)
The options were granted to employees under the 1998 Stock Option Plan and the 2004 Stock Option Plan and become exercisable in three equal installments on the first, second and third anniversaries of the date of the grant. The options have a 10-year term, subject to earlier termination in the event of the optionee's cessation of service with Evans & Sutherland. The total number of options granted to employees during fiscal year 2004 was 237,600 shares, excluding 10,000 shares granted to Mr. Oyler for his service as a director.

(2)
These potential realizable values are based on an assumed annual rate of increase in the value of Evans & Sutherland's common stock over the ten-year term of the options of five percent and ten percent, compounded annually, as required by the rules of the Securities and Exchange Commission. These rates of increase in value are not indicative of the past performance of Evans & Sutherland's common stock and are not intended to be a forecast of future appreciation in value of Evans & Sutherland's common stock. The actual realizable value, if any, of these options is dependent upon the actual future value of Evans & Sutherland's common stock, which cannot be predicted with any assurance at this time.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

        The following table sets forth information concerning the exercise of stock options during fiscal year 2004 by each of the Named Executive Officers and lists the value of their unexercised options on December 31, 2004. None of the Named Executive Officers exercised any stock options during 2004. Evans & Sutherland has not issued any stock appreciation rights.

	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options At Fiscal Year End(1)
Named Executive
	Exercisable	Unexercisable	Exercisable	Unexercisable
James R. Oyler	277,070	30,033	$14,744	$54,620
Kevin A. Paprzycki	3,067	20,033	256	38,326
Bob Morishita	49,570	20,032	26,647	36,452
David B. Figgins	125,068	7,533	17,194	7,345
Kirk Johnson	29,533	15,033	12,356	27,376

(1)
Based on the closing price of Evans & Sutherland's common stock as reported on The NASDAQ Stock Market on December 31, 2004 of $6.97.

Pension Plan and SERP

        Evans & Sutherland believes that sponsoring retirement plans is a key element of maintaining a competitive compensation program. Accordingly, Evans & Sutherland supports a qualified 401(k) Deferred Savings Plan ("401(k) Plan") and a non-qualified Executive Deferred Compensation Savings Plan ("ESP") under which Evans & Sutherland and employees contribute to future retirement benefits. Participants in the 401(k) Plan are those employees who meet the service and age requirements of those Plans. Participants in the ESP are management employees selected by the Compensation and Stock Options Committee of the Board of Directors. The 401(k) Plan and ESP are funded by employee deferrals and contributions by Evans & Sutherland. Directors of Evans & Sutherland who are not employees are not eligible to participate in the 401(k) Plan and ESP.

        Evans & Sutherland maintains two defined benefit plans, a qualified Pension Plan and a non-qualified Supplemental Executive Retirement Plan ("SERP"). In 2002, Evans & Sutherland closed both plans to new participation when Evans & Sutherland redesigned its employee retirement plans. In 2002, Evans & Sutherland also curtailed the accrual of future benefits under the Pension Plan and restricted the compensation used to calculate SERP and Pension Plan benefits. Participants who were not vested in their accrued Pension Plan benefits in 2002 can become vested through future service credit.

        Under the pension provisions, the credited years of service for the Named Executive Officers listed in the preceding Summary Compensation Table are as follows: Messrs. James R. Oyler, 7 years; David B. Figgins, 4 years; Kirk D. Johnson, 12 years; Kevin A. Paprzycki, 2 years; and Bob Morishita, 19 years.

        Under the amended SERP, participants as of January 1, 2002 will be credited with future service that will allow vesting in a benefit based on an average base salary whereby the executive's average base salary will not include any base salary increases that occur after January 1, 2002. Under the amended SERP, an executive's annual retirement income commencing at age 65 equals 66.7% of the executive's average base salary in 2002, reduced by the executive's annual benefit under the Pension Plan multiplied by a fraction, the numerator of which is the total number of years of service with Evans & Sutherland while a participant of the SERP (up to a maximum of ten) and the denominator of which is ten. For purposes of the SERP, the term "average base salary" is defined as the average of the executive's base compensation over a three year period, excluding all other forms of compensation except amounts deferred under Evans & Sutherland's ESP and 401(k) Plan. Messrs. Oyler, Figgins, and Morishita are currently participating in the SERP and have 10, 6, and 4 years of service, respectively, credited under the SERP.

        Evans & Sutherland has purchased life insurance for its benefit on the lives of all of the participants in the ESP and SERP. It is anticipated that the life insurance proceeds payable upon the death of plan participants will fully reimburse Evans & Sutherland for the after-tax cost of SERP and ESP benefit payments, premiums, and a factor for the cost of money.

        The following table illustrates the approximate annual retirement benefits (not including social security benefits) under the Pension Plan and the SERP, assuming retirement at age 65, based upon years of accredited service and final qualifying earnings as defined in the Pension Plan and SERP, and also assuming that the employee elects a straight life annuity.

	Years of Service(2)
Remuneration(1)
	10	15	20	25	30	35
$125,000	$83,375	$83,375	$83,375	$83,375	$83,375	$83,375
150,000	100,050	100,050	100,050	100,050	100,050	100,050
175,000	116,725	116,725	116,725	116,725	116,725	116,725
200,000	133,400	133,400	133,400	133,400	133,400	133,400
225,000	150,075	150,075	150,075	150,075	150,075	150,075
250,000	166,750	166,750	166,750	166,750	166,750	166,750
300,000	200,100	200,100	200,100	200,100	200,100	200,100
400,000	266,800	266,800	266,800	266,800	266,800	266,800
450,000	300,150	300,150	300,150	300,150	300,150	300,150
500,000	333,500	333,500	333,500	333,500	333,500	333,500

(1)
For purposes of determining benefits at normal retirement, remuneration is based upon the average qualifying earnings of the employee. Under the Pension Plan, this is the average of the five consecutive calendar years that will produce the highest average earnings out of the last ten calendar years of employment. Under the SERP, this is the average base salary of the three consecutive calendar years of employment with Evans & Sutherland that produce the highest annual average. Under the 2002 amendment to the Pension Plan, remuneration will not include compensation paid after April 23, 2002. Under the 2002 amendment to the SERP, remuneration will not take into account any adjustments to base salaries that occur after January 1, 2002.

(2)
Under the Pension Plan amendments, credit for future service will be limited to years needed to vest accrued benefits under the Pension Plan. Under the amended SERP, no executive will earn a benefit greater than that which would be based on ten years of service.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

Employee Arrangements

        Evans & Sutherland believes that it is in its interest to secure the services of key executives and that it is appropriate to provide such executives with protection in the event their employment with Evans & Sutherland is terminated under certain circumstances. Therefore, Evans & Sutherland entered into employment agreements with Mr. Oyler and Mr. Figgins on May 16, 2000, with Mr. Paprzycki on August 19, 2004 and with Mr. Johnson and Mr. Morishita on September 22, 2000. The employment agreements with each of Messrs. Oyler, Figgins, Johnson and Morishita were later amended and the current employment agreements as amended are dated September 22, 2000 for Mr. Oyler, October 10, 2003 for Mr. Figgins, and August 26, 2002 for Mr. Johnson and Mr. Morishita. Pursuant to the agreement with Mr. Oyler, he shall continue to serve in his position until December 31, 2005, unless the term of service is further extended or sooner terminated in accordance with the terms of his agreement. Pursuant to the agreements with Messrs. Figgins, Paprzycki, Johnson and Morishita, each of these individuals shall continue to serve in their respective positions or other positions as may be assigned by the Chief Executive Officer until the terms of service are terminated or amended in accordance with their respective agreements. Further, Evans & Sutherland agreed to continue to pay Messrs. Oyler, Figgins, Paprzycki, Johnson and Morishita their annualized base salary subject to adjustment as provided in their respective agreements. Such annualized base salary may be increased from time to time in accordance with the normal business practices of Evans & Sutherland. Evans & Sutherland also agreed that Messrs. Oyler, Figgins and Morishita shall be entitled to participate in Evans & Sutherland's supplemental retirement plan and that Messrs. Oyler, Figgins, Paprzycki, Johnson and Morishita shall be entitled to participate in Evans & Sutherland's incentive program, executive deferred compensation plan and other benefits normally provided to employees of Evans & Sutherland similarly situated, including being added as a named officer on Evans & Sutherland's existing directors' and officers' liability insurance policy.

        In the case of termination of employment for Messrs. Oyler, Paprzycki, Johnson or Morishita as a result of death or disability, the terminated employee will be entitled to a termination payment equal to such individual's then current calendar year base salary plus targeted cash bonus and to continuation of certain other benefits for a period of one year. In the case of termination of employment for Mr. Figgins as a result of death or disability, Mr. Figgins will be entitled to a termination payment equal to his calendar year base salary plus targeted cash bonus in effect immediately prior to the October 10, 2003 amendment of his employment agreement and to continuation of certain other benefits for the period of one year. If Mr. Oyler terminates his employment for good reason (as defined in Mr. Oyler's agreement), or Mr. Oyler's employment is terminated by Evans & Sutherland for any reason other than death, disability or cause (as defined in Mr. Oyler's agreement), Mr. Oyler shall be entitled to a termination payment equal to two (2) times his then current calendar year base salary plus targeted cash bonus and to continuation of certain other benefits for a period of two years. In addition, if Evans & Sutherland terminates Mr. Oyler's employment without cause, or if Mr. Oyler terminates his employment for good reason, then all outstanding but unvested options held by Mr. Oyler on the date of termination shall immediately vest. If Messrs. Paprzycki, Johnson or Morishita terminates his employment for good reason (as defined in their respective agreements), or the employment of any such employee is terminated by Evans & Sutherland for any reason other than death, disability or cause (as defined in their respective agreements), any such terminated employee shall be entitled to a termination payment equal to such employee's then current calendar year base salary plus targeted cash bonus and to continuation of certain other benefits for a period of one year. If Mr. Figgins terminates his employment for good reason (as defined in his agreement), or his employment is terminated by Evans & Sutherland for any reason other than death, disability or cause (as defined in his agreement), Mr. Figgins shall be entitled to a termination payment equal to his calendar year base salary plus targeted cash bonus in effect immediately prior to the October 10, 2003 amendment of his employment agreement and to continuation of certain other benefits for a period of one year.

        Under the agreements, Messrs. Oyler, Figgins, Paprzycki, Johnson and Morishita are subject to customary noncompetition provisions during their employment and for 12 months following the termination of their employment and to customary assignment of inventions provisions during their employment and to customary confidentiality provisions at all times during and after their employment.

Change-in-Control Agreements

        Pursuant to change-in-control provisions included in the employment agreement entered into by Evans & Sutherland and Mr. Oyler, if upon a change in control Mr. Oyler terminates his employment for good reason (as defined in the agreement), or Evans & Sutherland terminates Mr. Oyler's employment for any reason other than death, disability, or cause (as defined in the agreement), Mr. Oyler shall be entitled to a termination payment equal to two (2) times his then current calendar year base salary plus targeted bonus and to continuation of certain other benefits for a period of two years. However, if Mr. Oyler terminates his employment within one hundred eighty (180) days of a change in control, Mr. Oyler shall be entitled to a termination payment of two and one-half (2.5) times his then current calendar year base salary plus targeted bonus and to continuation of certain other benefits for a period of 2.5 years.

        Pursuant to change-in-control provisions included in the employment agreements entered into by Evans & Sutherland and Mr. Paprzycki, Mr. Johnson and Mr. Morishita, if in conjunction with a change in control the employee terminates his employment for good reason (as defined in the agreement), or Evans & Sutherland terminates the employee's employment for any reason other than death, disability, or cause (as defined in the agreement), the employee shall be entitled to a termination payment equal to one (1) times his then current calendar year base salary plus targeted bonus and to continuation of certain other benefits for a period of one year.

        Pursuant to change-in-control provisions included in the employment agreement entered into by Evans & Sutherland and Mr. Figgins, if in conjunction with a change in control Mr. Figgins terminates his employment for good reason (as defined in the agreement), or Evans & Sutherland terminates Mr. Figgins' employment for any reason other than death, disability, or cause (as defined in the agreement), the Mr. Figgins shall be entitled to a termination payment equal to one (1) times his current calendar year base salary plus targeted bonus in effect immediately prior to the October 10, 2003 amendment of his employment agreement and to continuation of certain other benefits for a period of one year.

COMPENSATION AND STOCK OPTIONS COMMITTEE INTERLOCKS AND
INSIDER PARTICIPATION

        The members of Evans & Sutherland's Compensation Committee are Mr. Coghlan, Mr. Hass, General McCarthy and Dr. Schneider. Prior to his retirement from the Board of Directors on May 18, 2004, Mr. Casilli served as a member of the Compensation Committee. Mr. Coghlan and Mr. Figgins are both members of the Board of Directors of Quest Flight Training Limited, a joint venture between Evans & Sutherland and Quadrant Group Limited.

        Mr. Coghlan is a director of Quest Flight Training Limited., a joint venture between Evans & Sutherland and Quadrant Group Limited., of which Mr. Coghlan is also a director. Members of Mr. Coghlan's family own an indirect beneficial ownership interest in a majority of outstanding shares of Quadrant Group Limited. Mr. Coghlan has disclaimed any beneficial ownership in Quadrant Group Limited.

REPORT OF THE COMPENSATION AND STOCK OPTIONS COMMITTEE ON
EXECUTIVE COMPENSATION

THE FOLLOWING REPORT OF THE COMPENSATION AND STOCK OPTIONS COMMITTEE DOES NOT CONSTITUTE SOLICITING MATERIAL AND SHOULD NOT BE DEEMED FILED OR INCORPORATED BY REFERENCE INTO ANY OTHER EVANS & SUTHERLAND FILING UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT EVANS & SUTHERLAND SPECIFICALLY INCORPORATES THIS REPORT.

        The Compensation and Stock Options Committee is composed of all four non-employee Board of Director members and operates under the written charter adopted by the Board of Directors. The Compensation and Stock Options Committee charter can be found on Evans & Sutherland's website, www.es.com, under the Investor Relations, Corporate Governance section. The Committee reassesses the adequacy of its charter on a yearly basis. The Board of Directors has determined that all members of the Committee are independent directors as defined by Corporate Governance Rule 4200(a)(15) of The NASDAQ Stock Market, Inc. It is the duty of the Committee to review and determine the salaries and bonuses of executive officers of Evans & Sutherland, including Evans & Sutherland's Chief Executive Officer, and to establish the general compensation policies for such individuals. The Committee believes that the compensation programs for the executive officers should reflect Evans & Sutherland's performance and the value created for Evans & Sutherland's shareholders. In addition, Evans & Sutherland's compensation programs should support the goals and values of Evans & Sutherland and should reward individual contributions to Evans & Sutherland's success.

General Compensation Policy and Philosophy

        The Compensation and Stock Options Committee of the Board of Directors establishes and oversees the general compensation policies of Evans & Sutherland, which include specific compensation levels for executive officers, cash incentive initiatives for executives and the technical staff and stock option grants from the stock option plans. The Committee is composed of Mr. Coghlan, Mr. Hass, Dr. Schneider and General McCarthy.

        Evans & Sutherland operates in highly competitive businesses and competes nationally for personnel at the executive and technical staff level. Outstanding candidates are aggressively recruited, often at premium salaries. Highly qualified employees are essential to the success of Evans & Sutherland. Evans & Sutherland is committed to providing competitive compensation that helps attract, retain and motivate the highly skilled people it requires. The Committee strongly believes that a considerable portion of the compensation for the Chief Executive Officer and other top executives must be tied to the achievement of business objectives and to overall company performance, both current and long-term.

        The salary of the Chief Executive Officer and other executive officers is determined solely by the Committee. Prime sources of information in determining executive salaries are a survey published by Culpepper and Associates entitled "Executive Pay," and a survey published by Radford Associates entitled "Executive Compensation Report." The Committee has determined that, as a general rule, executive, management and top technical salaries should be at or near the 50th percentile of these surveys.

        In 1995, the Committee approved a management incentive plan, which provided financial incentives for certain key executives and managers of Evans & Sutherland to achieve profitable growth. The plan incentive is based on achievement of operating profit relative to the annual operating plan. The plan requires that profitability be achieved in order for incentives to be earned and, subject to individual maximums on annual incentive amounts, provides incentives for exceeding the operating profit plan.

        Other than Evans & Sutherland's retirement plans, the long-term component of compensation for the Chief Executive Officer and other executives is the 2004 Stock Incentive Plan. The plan does not provide for automatically timed option grants or stock awards, but rather provides for grants and awards at the discretion of the Committee. In general, stock options and stock awards are granted to executives, key managers and technical staff whose individual assignments are anticipated to have high leverage in terms of achieving the long-term objectives of Evans & Sutherland.

CEO Compensation

        Mr. Oyler's 2004 annual base salary rate was $391,100 which has remained unchanged since 2002. During 2004, Mr. Oyler received base salary payments totaling $391,100 and other compensation of $114,241. Mr. Oyler's 2004 compensation is more fully described in this proxy under the headings "Executive Compensation" and "Employment Contracts, Termination of Employment and Change-in-Control Arrangements." During fiscal 2004, Mr. Oyler was granted stock options to purchase 15,000 shares at an exercise price of $4.30 per share, the fair market values of Evans & Sutherland's common stock on the date of the grant. The stock options will vest annually in approximately equal installments on the first, second, and third anniversaries of the date of grant. This stock option grant was issued under the 1998 Stock Option Plan prior to shareholder's approval of the 2004 Stock Incentive Plan. This award was based on, among other things, the Committee's subjective assessment of Mr. Oyler's performance and impact upon Evans & Sutherland's performance in 2004 and the extent to which his performance in the future is expected to create value for Evans & Sutherland's shareholders.

Compliance with Internal Revenue Code Section 162(m)

        Section 162(m) of the Internal Revenue Code limits the tax deductibility by a corporation of compensation in excess of $1 million paid to the chief executive officer and any other of its four most highly compensated executive officers. However, compensation that qualifies as "performance-based" is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by shareholders. The Committee does not presently expect total cash compensation payable for salaries and bonuses to exceed the $1 million limit for any individual executive. The stock option plans are designed to qualify for the performance-based exemption. The Committee will continue to monitor the compensation levels potentially payable under our cash compensation programs, but intends to retain the flexibility necessary to provide total cash compensation in line with competitive practices, Evans & Sutherland's compensation philosophy, and Evans & Sutherland's best interests.

        This report is submitted by the members of the Compensation and Stock Options Committee:

    David J. Coghlan
    Wolf-Dieter Hass
    William Schneider
    James P. McCarthy

REPORT OF THE AUDIT COMMITTEE

THE FOLLOWING REPORT OF THE AUDIT COMMITTEE DOES NOT CONSTITUTE SOLICITING MATERIAL AND SHOULD NOT BE DEEMED FILED OR INCORPORATED BY REFERENCE INTO ANY OTHER EVANS & SUTHERLAND FILING UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT EVANS & SUTHERLAND SPECIFICALLY INCORPORATES THIS REPORT.

        The Audit Committee of the Board of Directors of Evans & Sutherland is composed of all four non-employee directors and operates under a written charter adopted by the Board of Directors. The members of the Committee are David J. Coghlan, Wolf-Dieter Hass, William Schneider and James P. McCarthy. The Board of Directors has reviewed the definitions of the Securities and Exchange Commission and The NASDAQ Stock Market, Inc of "independence" for purposes of Audit Committee membership and has determined that all members of the Committee are "independent" directors as defined in such rules and regulations. The Board of Directors has reviewed the Securities and Exchange Commission's definition of an "audit committee financial expert," and has determined that David J. Coghlan qualifies as an audit committee financial expert.

        Management is responsible for Evans & Sutherland's internal controls and financial reporting process. Evans & Sutherland's independent registered accounting firm, KPMG, is responsible for performing an independent audit of Evans & Sutherland's consolidated financial statements in accordance with auditing standards generally accepted in the United States and to issue a report thereon. The primary function of the Committee is to monitor and oversee these processes.

        In connection with these responsibilities, the Committee met with management and the independent registered accounting firm KPMG, to review and discuss the December 31, 2004 consolidated financial statements. The Committee also discussed with KPMG the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Committee also received the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with KPMG that firm's independence. The Committee charter can be found on Evans & Sutherland's website, www.es.com, under the Investor Relations, Corporate Governance section. The Committee reassesses the adequacy of its charter on a yearly basis.

Pre Approval Policies and Procedures

        The Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed by the independent auditor. The policy provides for pre-approval by the Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Committee must approve the permitted service before the independent auditor is engaged to perform it. The Committee has delegated to the Chair of the Committee authority to approve permitted services provided that the Chair reports any decisions to the Committee at its next scheduled meeting. All audit related services, tax services and others services were pre-approved by the Committee.

Audit Fees

        The total fees paid to KPMG by Evans & Sutherland in connection with professional services rendered for the audit of Evans & Sutherland's annual financial statements included in Evans & Sutherland's Form 10-K for the fiscal years ended December 31, 2004 and December 31, 2003, and for professional services for the review of financial statements in Evans & Sutherland's Form 10-Q's filed in fiscal years ended December 31, 2004 and December 31, 2003 were $365,000 and $399,000, respectively.

Audit Related Fees

        The total fees paid to KPMG by Evans & Sutherland in connection with professional services rendered for audits of financial statements related to certain employee benefit plans, Securities Exchange Commission registration statements, and for research and consultation related to accounting, Securities Exchange Commission, and Sarbanes-Oxley matters for fiscal years ended December 31, 2004 and December 31, 2003 were $52,000 and $28,000, respectively.

Tax Fees

        The total fees paid to KPMG by Evans & Sutherland in connection with professional tax consultation and compliance services for fiscal years ended December 31, 2004 and December 31, 2003 were $153,000 and $169,000, respectively.

All Other Fees

        Evans & Sutherland paid no other fees for other services to KPMG during the fiscal years ended December 31, 2004 and December 31, 2003.

        The Committee determined that the services provided by and fees paid to KPMG were compatible with maintaining the independent registered accounting firm's independence.

        Based on the Committee's discussions with management and the independent auditors, and the Committee's review of the representations of management and the report of the independent auditors to the Committee, the Committee recommended to the Board of Directors that it include Evans & Sutherland's audited consolidated financial statements in Evans & Sutherland's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, which has been filed with the Securities Exchange Commission.

    AUDIT COMMITTEE

    David J. Coghlan
    Wolf-Dieter Hass
    William Schneider
    James P. McCarthy

COMPARATIVE STOCK PERFORMANCE CHART

        The following graph presents a five-year comparison of total cumulative shareholder return on Evans & Sutherland's common stock for the period December 31, 1999 through December 31, 2004 with the total cumulative return on the (a) Russell 2000 Index and (b) S & P Aerospace & Defense Index. The comparison assumes the investment of $100 on December 31, 1999 in stock or index, including reinvestment of dividends. Total shareholder returns for prior periods are not an indication of future investment returns.

	Cumulative Total Return
	12/99	12/00	12/01	12/02	12/03	12/04
EVANS & SUTHERLAND COMPUTER CORP.	$100	$68	$58	$55	$39	$61
RUSSELL 2000	100	97	99	79	116	138
S & P AEROSPACE & DEFENSE	100	125	103	98	120	140

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Evans & Sutherland's directors, executive officers and persons who own more than ten percent of a registered class of Evans & Sutherland's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Evans & Sutherland. Officers, directors and greater than ten percent beneficial owners are required by SEC regulation to furnish Evans & Sutherland with copies of all Section 16(a) reports they file.

        Based solely upon review of the copies of such reports furnished to Evans & Sutherland and written representations from certain reporting persons that no other reports were required, Evans & Sutherland believes that there was compliance for the fiscal year ended December 31, 2004, with all Section 16(a) filing requirements applicable to Evans & Sutherland's officers, directors and greater than ten percent beneficial owners.

SHAREHOLDER PROPOSALS

        If you wish to submit proposals to be included in Evans & Sutherland's year 2006 proxy statement, we must receive them on or before Tuesday, December 22, 2005. Please address your proposals to Corporate Secretary, Evans & Sutherland Computer Corporation, 600 Komas Drive, Salt Lake City, Utah 84108.

        If you wish to raise a matter before the shareholders at the year 2006 annual meeting, you must notify the Corporate Secretary in writing by not later than March 3, 2006. Please note that this requirement relates only to matters you wish to bring before your fellow shareholders at the annual meeting. It is separate from the SEC's requirements to have your proposal included in the proxy statement.

        Receipt by Evans & Sutherland of any such proposal from a qualified shareholder in a timely manner will not guarantee its inclusion in Evans & Sutherland's proxy materials or its presentation at the 2006 annual meeting because there are other requirements in the proxy rules.

COMMUNICATING WITH THE BOARD OF DIRECTORS

        Evans & Sutherland's shareholders may communicate in writing directly with the entire Board of Directors or with specific Board members. The Board, or its specific members, will give appropriate attention to written communications that are submitted by shareholders, and will respond as appropriate. In general, the Board, or a specific member, is more likely to give attention to communications relating to corporate governance and long-term corporate strategy than to communications relating primarily to ordinary business affairs, personal grievances and matters as to which Evans & Sutherland tends to receive repetitive or duplicative communications. If you wish to communicate directly with the entire Board of Directors or a particular Board member, send your written communication addressed to: Board of Directors (or the particular Board member with whom you wish to communicate), Evans & Sutherland Computer Corporation, 600 Komas Drive, Salt Lake City, Utah 84108. All communications will be forwarded to the appropriate member(s) of the Board.

OTHER MATTERS

        The Board of Directors knows of no other matters to be acted upon at the meeting. However, if any other matters properly come before the meeting, it is intended that the persons voting the proxies will vote them in accordance with their best judgment.

ADDITIONAL INFORMATION

        Evans & Sutherland has included with this proxy statement a copy of its annual report on Form 10-K for the fiscal year ended December 31, 2004, which is incorporated by reference in its entirety. Evans & Sutherland will provide without charge to each person solicited, upon oral or written request of any such person, an additional copy of Evans & Sutherland's annual report on Form 10-K, including the consolidated financial statements and the financial statement schedules required to be filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Securities Exchange Act of 1934. Direct any such correspondence to the Corporate Secretary of Evans & Sutherland.

EVANS & SUTHERLAND COMPUTER CORPORATION
Kevin A. Paprzycki Chief Financial Officer and Corporate Secretary

SIDE 1

PROXY

EVANS & SUTHERLAND COMPUTER CORPORATION
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 26, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints James R. Oyler and Kevin A. Paprzycki and each of them, as proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated on the reverse, all shares of common stock of Evans & Sutherland Computer Corporation, a Utah corporation, held of record by the undersigned, on April 7, 2005, at the annual meeting of shareholders to be held on Thursday, May 26, 2005 at 11:00 a.m., local time, at Evans & Sutherland's principal executive offices located at 600 Komas Drive, Salt Lake City, Utah 84108, or at any adjournment or postponement thereof, upon the matters set forth on the reverse, all in accordance with and as more fully described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is hereby acknowledged.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF WOLF-DIETER HASS AND WILLIAM SCHNEIDER TO THE BOARD OF DIRECTORS AND "FOR" RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS EVANS & SUTHERLAND'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2005. PLEASE COMPLETE, SIGN, AND DATE THIS PROXY WHERE INDICATED AND RETURN PROMPTLY IN THE ACCOMPANYING PREPAID ENVELOPE.

(To be Signed on Reverse Side.)

SIDE 2

1.
ELECTION OF DIRECTORS: Wolf-Dieter Hass and William Schneider to serve three year terms expiring at Evans & Sutherland's annual meeting to be held in the year 2008 and until their successors are duly elected and qualified.

  ☐
  For all Nominees

  ☐
  Withhold Authority to Vote for the Nominees listed below (To withhold authority for one or more individual Nominees, cross out the name of such person)

  Wolf-Dieter Hass

  William Schneider

  ☐
  Abstain

2.
Proposal to ratify the appointment of KPMG LLP as the independent registered accounting firm of Evans & Sutherland for the fiscal year ending December 31, 2005.

☐ For        ☐ Against        ☐ Abstain

3.
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Please mark, sign, date, and return this proxy card using the enclosed envelope.

Signature	Date	Signature	Date

Note: Please sign above exactly as the shares are issued. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.